Exhibit 99.1

NEWS FROM ARCH COAL NOT FOR IMMEDIATE RELEASE Investors: Charles Dayton 314/994.2912

Arch Coal, Inc.  Announces Term Loan Lenders Have Sent Letter to Term Loan Administrative Agent Directing It to Not Cooperate With Exchange Offer; Arch Coal Believes Letter is Without Merit and Will Contest Vigorously

ST. LOUIS, July 29, 2015 — Arch Coal, Inc. (“Arch Coal”) (NYSE:ACI) previously disclosed that it is conducting (a) a private offer to exchange (the “2020 Notes Exchange Offer”) new 6.25% Trust Certificates due 2021 (the “Trust Certificates”) issued by a pass-through trust (the “Trust”) and a cash payment for any and all outstanding 7.25% Senior Notes due 2020, and (b) a private offer to exchange (the “Concurrent Exchange Offer” and, together with the 2020 Notes Exchange Offer, the “Exchange Offers”) Trust Certificates, 8% Senior Secured Notes due 2022 (the “New 2022 Notes”) and 12% Senior Secured Second Lien Notes due 2023 for its outstanding 7% Senior Notes due 2019, 9.875% Senior Notes due 2019 and 7.25% Senior Notes due 2021.

In order to effectuate the Exchange Offers, Arch Coal intends to incur incremental term loans (the “New Term Loans”) and revolving loans (the “New Revolving Loans”) under Arch Coal’s Amended and Restated Credit Agreement dated as of June 14, 2011 (as amended, restated, modified or supplemented from time to time, the “Credit Agreement”).  In connection with such incurrence and other transactions contemplated by the Exchange Offers, the administrative agent in respect of the term loan facility under the Credit Agreement (the “Term Loan Administrative Agent”) must take certain actions, including executing an incremental joinder establishing such New Term Loans and approving an intercreditor agreement establishing the relative priority of the liens securing the Credit Agreement and the liens securing the New 2022 Notes (the “New Intercreditor Agreement”).  In addition, it is anticipated that certain provisions in the Credit Agreement relating solely to the revolving loans thereunder will be amended upon consummation of the Exchange Offers (the “Proposed Revolver Amendments”).  Finally, a new collateral agent under the Credit Agreement will be appointed.

On July 28, 2015, certain unidentified term loan lenders under the Credit Agreement purporting to hold more than 50% of the term loans under the Credit Agreement delivered a letter to the Term Loan Administrative Agent directing the Term Loan Administrative Agent to refrain from executing documentation relating to the Exchange Offers and the establishment of the New Term Loans, approving the New Intercreditor Agreement and certain other documentation and appointing a new collateral agent under the Credit Agreement.  No approval by or consent of the existing term loan lenders is required in connection with the contemplated transactions.

In addition, the letter includes certain other assertions regarding the Exchange Offers, the Proposed Revolver Amendments, the New Intercreditor Agreement and the existence of a default under the Credit Agreement, as more fully set forth below.  Arch Coal has evaluated the assertions made in the letter and believes they are without merit, as set forth below.

First, the letter asserts that the Proposed Revolver Amendments require consent of a majority of all lenders under the Credit Agreement.  However, this assertion is incorrect, as under Section 11.1A of the Credit Agreement, the Proposed Revolver Amendments require the consent of only a majority of lenders making revolving loans, as the Credit Agreement explicitly provides that “in respect of any modifications, amendments or waivers that relate to provisions that only affect the Revolving Credit

Lenders . . . such modifications, amendments or waivers shall require only the written consent of the Revolver Required Lenders”.

Second, the letter asserts that the New Term Loans trigger the “most favored nation” provisions in the Credit Agreement because the effective yield under the New Term Loans is more than 50 basis points higher than the effective yield applicable to the existing term loans.  However, the effective yield of the New Term Loans (as calculated under the Credit Agreement) will not exceed the effective yield applicable to the existing term loans by any amount. The definition of “Effective Yield” under the Credit Agreement takes into consideration only “applicable interest rate margins, interest rate benchmark floors and all fees, including recurring, up-front or similar fees or original issue discount (amortized over four years following the date of incurrence thereof …) payable generally to the lenders making such Class of Loans….”  The interest rate for the New Term Loans is 6.25% and there are no fees (including recurring, up-front or similar fees or original issue discount fees) associated with the New Term Loans.  Additionally, given that Arch Coal is exchanging more than $367 million of existing debt at a substantially higher interest rate for $154 million of New Term Loans with a lower interest rate and $22 million of cash, there is clearly no original issue discount in the nature of fees associated with the Exchange Offers.

Third, the letter asserts that the Credit Agreement does not allow the New Term Loans to be borrowed in a transaction for non-cash consideration.  However, there is no provision in the Credit Agreement requiring that a borrowing of New Term Loans must be funded in cash by the lender thereof, and such lenders therefore were unable to cite any such provision.

Fourth, the letter asserts that Arch Coal is in default under the Credit Agreement for failure to pay previously invoiced legal expenses of counsel to a group of lenders under the Credit Agreement.  However, the Credit Agreement provides that a lender is entitled to reimbursement of “reasonable out-of-pocket expenses” only “in connection with the enforcement or protection of its rights” in connection with the Credit Agreement or the loans, including such expenses “incurred during any workout restructuring or negotiations” with respect to the loans.  Given that (i) invoices received cover a time period prior to the public announcement of the Exchange Offers (or any transactions), and (ii) the Exchange Offers are permitted by the Credit Agreement, Arch Coal has no obligation for fee reimbursement for counsel to the term loan lenders.  Moreover, the invoice received for work performed in June prior to the announcement of the Exchange Offers is patently unreasonable and exceeds by a significant margin the invoices submitted by the Term Loan Agent itself for the same time period, who is required to take action under the proposed documentation.

Fifth, the letter asserts that the New Intercreditor Agreement is not acceptable to such lenders.  This assertion is irrelevant, as the Credit Agreement requires intercreditor documentation “acceptable to the Administrative Agents in their sole discretion”. Therefore, whether the lenders find the form acceptable is not relevant under the Credit Agreement.  In addition, the Intercreditor Agreement form is identical to the one previously approved for use with the Company’s existing junior lien debt.

Sixth, the letter asserts that the proposed replacement of the collateral agent is not acceptable to such lenders.  This assertion is irrelevant, as the Credit Agreement says “the Administrative Agents shall have the right, with the approval from the Borrower . . . to appoint a successor, such approval not to be unreasonably withheld or delayed.”  Accordingly, the lenders’ view on the successor collateral agent is irrelevant under the Credit Agreement.  Given that the collateral agent is a well regarded national bank, Arch Coal also believes any such objection would be unreasonable.

While Arch Coal believes that the assertions and directions set forth above and are without merit, and intends to contest them vigorously, it cannot predict what effect the assertions and direction set forth in the letter, or any future claims, might have on the Exchange Offers.  In particular, if the Term Loan

Administrative Agent elects to follow the direction embodied in the letter, the Exchange Offers would not be consummated. Arch Coal has expressly reserved all of its rights against the lenders who sent such letter.

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U.S.-based Arch Coal, Inc. is one of the world’s top coal producers for the global steel and power generation industries, serving customers on five continents.  Its network of mining complexes is the most diversified in the United States, spanning every major coal basin in the nation.  Arch controls more than 5 billion tons of high-quality metallurgical and thermal coal reserves, with access to major railroads, inland waterways and a growing number of seaborne trade channels.

Forward-Looking Statements:  This press release contains “forward-looking statements” — that is, statements related to future, not past, events.  In this context, forward-looking statements often address our expected future business and financial performance, and often contain words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” or “will.”  Forward-looking statements by their nature address matters that are, to varying degrees, uncertain.  For us, particular uncertainties arise from changes in the demand for our coal by the domestic electric generation industry; from legislation and regulations relating to the Clean Air Act and other environmental initiatives; from operational, geological, permit, labor and weather-related factors; from fluctuations in the amount of cash we generate from operations; from future integration of acquired businesses; and from many other matters of national, regional and global scale, including those of a political, economic, business, competitive or regulatory nature.  These uncertainties may cause our actual future results to be materially different than those expressed in our forward-looking statements.  We do not undertake to update our forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.  For a description of some of the risks and uncertainties that may affect our future results, you should see the risk factors described from time to time in the reports we file with the Securities and Exchange Commission.